                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                                 GETTHERE INC.
                                       AT
                              $17.75 NET PER SHARE
                                       BY
                           GETTHERE ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                           SABRE HOLDINGS CORPORATION

--------------------------------------------------------------------------------
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
        NEW YORK CITY TIME, ON FRIDAY, OCTOBER 6, 2000, UNLESS EXTENDED.
--------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, $0.0001 par value per share (individually, a "Share" and, collectively, "Shares") of GetThere Inc., a Delaware corporation (the "Company"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach EquiServe Trust Company (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                            EQUISERVE TRUST COMPANY

            BY MAIL:                     BY HAND IN NEW YORK:            BY HAND/OVERNIGHT COURIER:

     EquiServe Trust Company            EquiServe Trust Company            EquiServe Trust Company
         P.O. Box 842010              C/O Securities Transfer and            40 Campanelli Drive
      Boston, MA 02284-2010             Reporting Services Inc.              Braintree, MA 02184
                                     100 Williams Street--Galleria
                                          New York, NY 10038

                           BY FACSIMILE TRANSMISSION:

                        (781) 575-4826 or (781) 575-4827

              TO CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY:

                                 (781) 575-4816

                           --------------------------

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission to a number other than as set forth above, will not constitute a valid delivery.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and
(ii) certificates for Shares or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to GetThere Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Sabre Holdings Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 11, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with the Offer to Purchase and any amendments or supplements thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:                                         Name(s) of Record Holder(s):
Certificate Numbers (if available)
                                                             (Please Type or Print)
If Share(s) will be tendered by book-entry
transfer:
Names of Tendering Institutions:                                  Address(es):
                                                                   (Zip Code)
Account No.:  at                                           Area Code and Tel. No(s).:
/ / The Depository Trust Company                                  Signature(s):
Transaction Code:
Date:

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (Not to be used for signature guarantee)

    The undersigned, an Eligible Institution, hereby guarantees to deliver to the Depositary the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry delivery of shares, and any other documents required by the Letter of Transmittal, all within three NASDAQ National Market trading days after the date hereof.

                 Name of Firm:
                   Address:                                  (Authorized Signature)
                                                                      Name:
                                                             (Please Type or Print)
                                                     (Zip                     Title:
Code)                                                                 Date:
            Area Code and Tel. No.:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

                                       2